Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Stephane Pilon, President, Chief Executive Officer and Chief Financial Officer, Treasurer, and Director of Brisset Beer International, Inc. (the "Company") certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Company for the year ended May 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange  Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and  results  of operations of the Company.

Dated: August 30, 2016
By: /s/ Stephane Pilon
Name: Stephane Pilon
Title: President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director (Principal Executive, Financial, and Accounting Officer)